FIRST AMENDMENT TO
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                         SWITCHBOARD SERVICES AGREEMENT
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     THIS FIRST AMENDMENT is made and entered into as of the first day of April,
2004 (the "Amendment Effective Date"), by and between Switchboard Incorporated, a Delaware corporation having its principal place of business at 120 Flanders Road, Westboro, MA 01581 ("Switchboard"), and YP Corp., a Nevada corporation having its principal place of business at 4840. E. Jasmine #110, Mesa, Arizona, 85205 f/k/a YP.Net, Inc.).

     WHEREAS, Switchboard and YP Corp. are parties to that certain Switchboard Services Agreement with an Effective Date of April 1, 2003 (the "Agreement"); and

     WHEREAS,  the  parties  desire  to  amend  the  Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Switchboard and YP Corp. hereby agree as follows:

1. Terms not defined herein shall have the meaning ascribed to them in the Agreement. As used herein the term YP.Net shall mean YP Corp.

2. Delete the last sentence of the definition of Directory Ad in Section 1.0 of Schedule A and insert the following in its place:

     Directory Ads shall appear in the form of a business Featured Listing, and shall contain multiple clickable elements, including (at all times) business name which links either to a YP.Net Merchant website or a YP.Net "More Info" page (also referred to as a Mini Web Page). Directory Ads may also include a web site address link and or other transactional links or information, such as one (1) line of promotional text to appear under the business name, which shall pertain to the Merchant's business or information and shall consist of no more than 70 text characters, business address, business telephone number, e-mail address, toll free number, fax number, hours of operation, enhanced data, and may include a link to a small web page hosted by YP.Nct ("Mini Web Page"), with placement in the Featured Listing section of the Yellow Pages results screen, substantially as depicted in the screen shot attached hereto as EXHIBIT "A".

3.   Insert  the following new definitions at the end of Section 1.0 of Schedule
A:

     "Directory  Ad  Click  Through"  shall  mean  a  click  by  a  user  of the
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     Switchboard  Site  or  a  Switchboard  Affiliated  Site  as  reported  by
     Switchboard during a User Session on a clickable element in a Directory Ad.

     "User Session" shall mean the session of activity that a unique user spends
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     on the Switchboard Site or a Switchboard Affiliated Site beginning when the
     User first uses the Switchboard Site or returns after a previous session and ending with the


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     sooner  of  either  the  occurrence of the User leaving the site or after a thirty  (30)  minute  period  of  time.

4.   Delete  Section  4.7  of  Schedule  A  and  insert  the  following:

     4.7 DirectoryAdHosting Fees. Commencing as of the Amendment Effective Date, YP.Net shall pay Switchboard a fee of twenty five cents ($.25) for each Directory Ad Click Through up to a maximum of fifty five thousand dollars ($55,000) per month (the "Monthly Cap"). Any monthly Directory Ad Click Throughs in excess of two hundred twenty thousand (220,000) shall be at no charge to YP.Net for such month. YP.net shall in all months commencing as of the Amendment Effective Date guarantee and pay to Switchboard a minimum monthly fee of twenty thousand dollars ($20,000) regardless of the Directory Ad Click-Throughs generated during the month. In no event shall the total monthly amount owed by YP.Net to Switchboard hereunder exceed fifty five thousand dollars ($55,000). For purposes of billing YP.Net for Directory Ad Click-Throughs, a click by a user on more than one clickable element of a Directory Ad during a User Session shall only be counted as one (1) Directory Ad Click-Through, subject to the following: Switchboard shall use commercially reasonable efforts to implement this User session technology by June 1, 2004, but in the instance that it is not available, only user clicks to a Mini Web Page and/or a web site address link shall be countable as Directory Ad Click-Throughs.

5. Notwithstanding anything contained in the Agreement, subsequent to insertion and submission of any Directory Ad by YP.Net pursuant to Section 4.3 of Schedule A of the Agreement, Switchboard reserves the right to place and/or move any Directory Ad in a Featured Listing "A", "B" or "C" rotation. In no event shall Switchboard remove any Directory Ad from the Switchboard Site (except for breach of the Agreement by YP.Net) or move any Directory Ad to the "All Listing" section or to any rotation below Featured Listing "C" rotation (for example, Featured Listing "D" rotation). Ads within the rotational tiers A, B and C are displayed on a random rotational basis within the respective tier. The tiers will be displayed in a sequential basis, with all ads in tier A showing before ads in tier B, which shows before ads in tier C.

6. On a monthly basis, Switchboard shall provide YP.Net with a report identifying the number of times a Directory Ad was displayed to users of the Switchboard Site and the number of Directory Ad Click Throughs for each Directory Ad; provided, in no event shall such report include in the number of Directory Ad Click Throughs fraudulent clicks on any Directory Ad, including but not limited to clicks generated by the use of robots or other automated query tools and/or computer generated search requests. In addition, Switchboard shall invoice YP.Net and YP.Nct shall pay Switchboard the amount equal to the aggregate number of billable Directory Ad Click Throughs times twenty five cents ($.25) up to the Monthly Cap but in any event no less than twenty thousand dollars ($20,000). Invoices shall be paid in accordance with the terms and conditions of the Agreement. Both parties acknowledge that each party's total monthly Click Through count may be different from the other party's total monthly Click-Through count. To the extent discrepancies exist, YP.Net agrees to pay Switchboard the undisputed portion of the amount due for the month in question and the parties agree to the following dispute resolution


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process  with  respect  to  the disputed portion of the amount due: In any month where the Switchboard Click-Through count and the YP.Net's Click-Through count vary less than or equal to 10%, Company shall pay Switchboard based on the Switchboard Click-Through count. In any month where the Switchboard Click-Through count and the YP.Net Click-Through count vary by more than 10%, the parties agree to expeditiously reconcile the Click-Through counts. In the event of such discrepancy, the matter shall first be promptly escalated to each party's chief financial officer in an attempt to settle such dispute. If such chief financial officers are unable to resolve the dispute, it shall be promptly referred to the Chief Executive Officers or other senior level appointee of the respective companies who shall attempt to resolve such dispute. Notwithstanding the foregoing, in the event that both parties in good faith are unable to resolve such a dispute within thirty (30) days of the calendar month end for which such dispute results from, the parties shall submit to binding arbitration by one arbitrator. The arbitration shall be conducted in Boston, Massachusetts, in accordance with the rules, regulations, and procedures of the American Arbitration Association, and the decision of the arbitrator shall be final and binding on both parties.

7. Within 30 days from the Amendment Effective Date, YP.Net agrees that no page on a YP.Net Site to which a user of the Switchboard Site or a Switchboard Affiliated Site is referred via a clickable element on a Directory Ad shall contain a yellow pages search form similar to the Switchboard Site.

8. The Agreement, as amended by this Amendment, shall have a term of 13 months from the Amendment Effective Date through May 1, 2005 and may be extended by written mutual agreement of the parties. Notwithstanding the foregoing, YP.Net may terminate the Agreement at any time commencing after July 31, 2004, provided that YP.Net delivers to Switchboard written notice of such termination election at least forty-five (45) days in advance of the effective date of such termination.

9. Neither party shall issue any press release regarding the terms and conditions of this Amendment or the extension of the Agreement or the terms and conditions hereof.

10. Except as amended herein, the Agreement remains in full force and effect as originally written. In the event of any conflict between the terms and conditions set forth herein and the Agreement, this Amendment shall govern in all respects.

     IN WITNESS WHEREOF, Switchboard and Company have caused this First Amendment to be executed by their duly authorized representative as of the date first set forth above.

SWITCHBOARD  INCORPORATED                             YP  CORP.


By:______________________                             By:______________________
Name:____________________                             Name:____________________
Title:___________________                             Title:___________________


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